Exhibit 99.1

SUBSCRIPTION AGREEMENT

Nicaragua Rising Inc.
524 Calle El Arsenal
Convento San Francisco
2 ½ al Este Granada, Nicaragua

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _________________________________________ (_______) shares of Common Stock of Nicaragua Rising Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Jamielu Miller solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Miller.

     MAKE CHECK PAYABLE TO:   Nicaragua Rising Inc.

     Executed this _____day of ___________________, 2008.

__________________________________                        ________________________________
                                                                                            Signature of Purchaser
__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash: ___________	Check #: ____________	Other: _____________

NICARAGUA RISING INC.

By:    ____________________________

Title: ____________________________